Exhibit 4 (6)
[Execution Copy]
LETTER AMENDMENT NO. 1
to Master Shelf Agreement
May 15, 2004
Prudential Investment Management, Inc.
The Prudential Insurance Company of America
Pruco Life Insurance Company
Security Life of Denver Insurance Company
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201
Ladies and Gentlemen:
          We refer to the Master Shelf Agreement dated as of July 31, 2003 (the “Agreement”) among the undersigned, Layne Christensen Company and you. Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.
          The Agreement is, effective the date first above written, hereby amended as follows:
     (a) Paragraph 10B. Paragraph l0B of the Agreement is amended by adding the following definitions in alphabetical order:
      “‘Confidential Information’ shall have the meaning specified in paragraph 11R.”
      “‘Institutional Investor’ shall mean (a) any original purchaser of a Note, (b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.”
    (b) Paragraph 11. Paragraph 11 of the Agreement is amended by adding at the end thereof a new paragraph to read as follows:
      “11R. Confidential Information. For the purposes of this paragraph 11R, “Confidential Information” means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement or in connection with any potential future investment in the Company that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under paragraph 5A that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees and affiliates, (ii) your agents, attorneys, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this paragraph 11R, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11R), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11R), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Notwithstanding the foregoing, in the event you become legally compelled to disclose any of the Confidential Information, unless prohibited by law, rule or regulation, you agree to provide the Company with prompt notice thereof so that the Company may seek a protective order or other appropriate remedy prior to such disclosure if the Company chooses to do so. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 11R as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this paragraph 11R.”

          On and after the effective date of this Letter Amendment No. 1 (“Letter Amendment”), each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import referring to the Agreement, and each reference in the Notes to “the Agreement”, “thereunder”, “thereof”, or words of like import referring to the Agreement, shall mean the Agreement as amended by this Letter Amendment. The Agreement, as amended by this Letter Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.
          This Letter Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Letter Amendment.
          If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least a counterpart of this Letter Amendment to Layne Christensen Company, 1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205, Attention: Vice President — Finance. This Letter Amendment shall become effective as of the date first above written when and if counterparts of this Letter Amendment shall have been executed by us and you and the consent attached hereto shall have been executed by the Guarantors.

Very truly yours,

LAYNE CHRISTENSEN COMPANY

By: Name:	/s/ Jerry W. Fanska Jerry W. Fanska
Title:	Vice President—Finance
Agreed as of the date first above written:

PRUDENTIAL INVESTMENT
MANAGEMENT, INC.

By:	/s/ Jay Squiers Vice President

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By:	/s/ Jay Squiers
Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Jay Squiers
Vice President

SECURITY BENEFIT LIFE INSURANCE COMPANY, INC.

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By:	/s/ Jay Squiers

Vice President

CONSENT
          The undersigned, as Guarantors under the Subsidiary Guaranty Agreement dated as of July 31, 2003 (the “Guaranty”) in favor of the holders from time to time of the Notes issued pursuant to the Agreement referred to in the foregoing Letter Amendment, hereby consent to said Letter Amendment and hereby confirm and agree that the Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the date of, said Letter Amendment, all references in the Guaranty to the Agreement, “thereunder”, “thereof”, or words of like import referring to the Agreement shall mean the Agreement as amended by said Letter Amendment.

BOYLES BROS. DRILLING COMPANY, a Utah corporation

By:	/s/ Jerry W. Fanska

	Name:	Jerry W. Fanska
	Title:	Vice President

CHRISTENSEN BOYLES CORPORATION, a Delaware corporation

By:	/s/ Jerry W. Fanska

	Name:	Jerry W. Fanska
	Title:	Vice President

INTERNATIONAL DIRECTIONAL SERVICES, L.L.C., a Delaware limited liability company

By:	/s/ Jerry W. Fanska

	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE TEXAS, INCORPORATED, a Delaware corporation

By:	/s/ Jerry W. Fanska

	Name:	Jerry W. Fanska
	Title:	Vice President

MID-CONTINENT DRILLING COMPANY, a Delaware corporation

By:	/s/ Jerry W. Fanska

	Name:	Jerry W. Fanska
	Title:	Vice President

SHAWNEE OIL & GAS, L.L.C., a Delaware limited liability company

By:	/s/ Jerry W. Fanska

	Name:	Jerry W. Fanska
	Title:	Vice President

STAMM-SCHEELE INCORPORATED, a Louisiana corporation

By:	/s/ Jerry W. Fanska

	Name:	Jerry W. Fanska
	Title:	Vice President

TOLEDO OIL & GAS SERVICES, INC., a Louisiana corporation

By:	/s/ Jerry W. Fanska

	Name:	Jerry W. Fanska
	Title:	Vice President

VIBRATION TECHNOLOGY, INC., a Delaware corporation

By:	/s/ Jerry W. Fanska

	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE DRILLING PTY LTD., an Australian company

By:	/s/ A.B. Schmitt

	Name:	A.B. Schmitt
	Title:	Director

LAYNE CHRISTENSEN AUSTRALIA PTY LTD., an Australian company

By:	/s/ A.B. Schmitt

	Name:	A.B. Schmitt
	Title:	Director

STANLEY MINING SERVICES PTY LTD., an Australian company

By:	/s/ A.B. Schmitt

	Name:	A.B. Schmitt
	Title:	Director

SMS HOLDINGS PTY LTD., an Australian company

By:	/s/ Eric R. Despain

	Name:	Eric R. Despain
	Title:	Director

WEST AFRICAN HOLDINGS PTY LTD., an Australian company

By:	/s/ Eric R. Despain

	Name:	Eric R. Despain
	Title:	Director

WEST AFRICAN DRILLING SERVICES PTY LTD., an Australian company

By:	/s/ Eric R. Despain

	Name:	Eric R. Despain
	Title:	Director

WEST AFRICAN DRILLING SERVICES PTY (NO. 2) LTD., an Australian company

By:	/s/ Eric R. Despain

	Name:	Eric R. Despain
	Title:	Director

LAYNE ENERGY, INC., a Delaware corporation

By:	/s/ Jerry W. Fanska

	Name: Title:	Jerry W. Fanska Vice President

LAYNE ENERGY CHERRYVALE, LLC, a Delaware limited liability company

By:	/s/ Jerry W. Fanska

	Name: Title:	Jerry W. Fanska Vice President

LAYNE ENERGY CHERRYVALE PIPELINE, LLC, a Delaware limited liability company

By:	/s/ Jerry W. Fanska

	Name: Title:	Jerry W. Fanska Vice President

LAYNE ENERGY DAWSON, LLC, a Delaware limited liability company

	By:	/s/ Jerry W. Fanska

		Name: Title:	Jerry W. Fanska Vice President

`	LAYNE ENERGY DAWSON PIPELINE, LLC, a Delaware limited liability company

	By:	/s/ Jerry W. Fanska

		Name: Title:	Jerry W. Fanska Vice President

LAYNE ENERGY ILLINOIS, LLC, a Delaware limited liability company

	By:	/s/ Jerry W. Fanska

		Name: Title:	Jerry W. Fanska Vice President

LAYNE ENERGY ILLINOIS PIPELINE, LLC, a Delaware limited liability company

	By:	/s/ Jerry W. Fanska

		Name: Title:	Jerry W. Fanska Vice President

LAYNE ENERGY MARKETING, LLC, a Delaware limited liability company

	By:	/s/ Jerry W. Fanska

		Name: Title:	Jerry W. Fanska Vice President

LAYNE ENERGY OPERATING, LLC, a Delaware limited liability company

	By:	/s/ Jerry W. Fanska

		Name: Title:	Jerry W. Fanska Vice President

LAYNE ENERGY OSAGE, LLC, a Delaware limited liability company

	By:	/s/ Jerry W. Fanska

		Name: Title:	Jerry W. Fanska Vice President

LAYNE ENERGY PIPELINE, LLC, a Delaware limited liability company

By:	/s/ Jerry W. Fanska

	Name: Title:	Jerry W. Fanska Vice President

LAYNE ENERGY PRODUCTION, LLC, a Delaware limited liability company

By:	/s/ Jerry W. Fanska

	Name: Title:	Jerry W. Fanska Vice President

LAYNE ENERGY RESOURCES, INC., a Delaware corporation

By:	/s/ Jerry W. Fanska

	Name: Title:	Jerry W. Fanska Vice President

LAYNE ENERGY SYCAMORE, LLC, a Delaware limited liability company

By:	/s/ Jerry W. Fanska

	Name: Title:	Jerry W. Fanska Vice President

LAYNE ENERGY SYCAMORE PIPELINE, LLC, a Delaware limited liability company

By:	/s/ Jerry W. Fanska

	Name: Title:	Jerry W. Fanska Vice President

LAYNE WATER DEVELOPMENT AND STORAGE, LLC, a Delaware limited liability company

By:	/s/ Jerry W. Fanska

	Name: Title:	Jerry W. Fanska Vice President